UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Fort Lauderdale, FL 33312

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2019, VPR Brands, LP, a Delaware limited partnership (the “Company”), entered into the certain Loan Agreement (the “Loan Agreement”) dated July 15, 2019 with Lendistry, LLC (“Lendistry”). Pursuant to the terms of the Loan Agreement, Lendistry agreed to loan the Company $250,000. In exchange, the Company agreed to pay Lendistry $250,000, in addition to interest payable on the unpaid principal, such that the aggregate amount due to Lendistry is $312,500 (the “Final Loan Amount”). The Final Loan Amount must be repaid by July 25, 2020.

Pursuant to the terms of the Loan Agreement, the Company agreed to remit the Final Loan Amount to Lendistry as follows: (1) through the debit of a deposit account established by the Company in the amount of $1,240 weekly, and (2) by authorizing and directing a processor acceptable to Lendistry to pay Lendistry each day an amount of cash equal to 11% of all receivables arising from credit card payments by the Company’s customers.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Loan Agreement Executed on July 29, 2019 and dated July 15, 2019 between VPR Brands, LP and Lendistry, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2019	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer and Chief Financial Officer